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                                                                    Exhibit 21.1

                     Subsidiaries of CP Limited Partnership

Name                                Jurisdiction of Incorporation/Formation
----                                ---------------------------------------

Community Sales Inc.                                 Colorado
Emerald Lake Properties Ltd.                         Florida
Fairways, GP                                         Florida
Lakeland Junction                                    Florida
Lakes at Leesburg, Ltd.                              Florida
Palm Beach Colony, Ltd.                              Florida
Winter Haven Oaks, Ltd.                              Florida
CCF, LP                                              Delaware
CWS Communities, LP                                  Delaware
Del Tura Phase I, LLC                                Florida
Del Tura Phase II, LLC                               Florida
CC/SPE, LLC                                          Florida